UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 20, 2016

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a current report on Form 8-K filed on February 22, 2016, we announced that our board of directors had appointed Thomas Avery as a Class II director on February 19, 2016, and that Mr. Avery had agreed to stand for re-election as a director at the 2016 annual meeting of our shareholders. Accordingly, at the special meeting in lieu of the 2016 annual meeting of our shareholders, which was held on July 20, 2016, Mr. Avery’s term as a Class II director ended, and, as described in more detail below, our shareholders elected Mr. Avery as one of our Class III directors.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On July 20, 2016, we held a special meeting in lieu of annual meeting of our shareholders. A total of 8,863,695 shares of our common stock were outstanding as of May 11, 2016, the record date for the special meeting. Set forth below are the matters acted upon at the special meeting and the final voting results on each matter as reported by our inspector of elections.

Proposal One: Election of Directors

Our shareholders elected Paul Maleh, William Schleyer and Thomas Avery as members of our board of directors as Class III directors for a three-year term. The results of the vote were as follows:

Nominee	For	Withheld	Broker Non-Votes
Paul Maleh	5,338,327	2,349,894	577,809

William Schleyer	5,308,451	2,379,770	577,809

Thomas Avery	7,394,735	293,486	577,809

Proposal Two: Approval of Executive Compensation

Our shareholders voted to approve, on an advisory basis, the compensation paid to our named executive officers as disclosed in the proxy statement filed in connection with the special meeting pursuant to Item 402 of Regulation S-K. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
7,458,889	127,582	101,750	577,809

Proposal Three: Ratification of Ernst & Young LLP as our Independent Registered Public Accountants for Fiscal 2016

Our shareholders ratified our selection of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 31, 2016. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
8,254,045	2,016	9,969	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: July 22, 2016	By:	/s/ Chad M. Holmes
Chad M. Holmes
Chief Financial Officer, Executive Vice President, and Treasurer